Sub-Item 77Q1(g)

Form of Agreement and Plan of Reorganization describing the reorganization of the JPMorgan Mid Cap Core Fund and the JPMorgan Mid Cap Equity Fund.
Incorporated herein by reference to the Registrant s Registration
Statement on N-14 as filed with the Securities and Exchange Commission on
December 23, 2013 (Accession Number 0001193125-13-482781).